UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2021

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(888) 882-1880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BCOV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 23, 2021, Brightcove Inc. (the “Company”) entered into a Lease Agreement (the “Summer Street Lease”) with 281 Summer Street, LLC (the “Summer Street Landlord”) for office space located at 281 Summer Street, Boston, Massachusetts (the “Summer Street Premises”). Under the terms of the Summer Street Lease, the Company will lease approximately 40,000 square feet at the Summer Street Premises, which will serve as the Company’s primary headquarters. The Summer Street Lease is effective as of November 23, 2021, and the Company’s obligation to pay rent will begin on October 1, 2022 (the “Rent Commencement Date”). The initial term of the Summer Street Lease is ten years following the Rent Commencement Date. The base rent under the Summer Street Lease is $63.00 per rentable square foot per year during the first year of the term, a total of approximately $2.5 million in the first year of the term, which is subject to scheduled annual increases of 2%, plus certain costs, operating expenses and taxes. The Company is obligated to provide a security deposit, in the form of a letter of credit, of $0.82 million. In addition, the Summer Street Landlord will contribute $100 per rentable square foot, or a total of approximately $3.92 million, toward the cost of construction and tenant improvements for the Summer Street Premises. The Company has the option to extend the Summer Street Lease for two successive five-year terms and has a right of first offer to lease additional space that becomes available at the Summer Street Premises.

The foregoing descriptions of the terms of the Summer Street Lease do not purport to be complete and each is qualified in its entirety by reference to the full text of the Summer Street Lease, which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2021	Brightcove Inc.

	By:	/s/ Robert Noreck
Robert Noreck
Chief Financial Officer